                                                                       Page 1
Chase Manhattan Auto Grantor Trust 1996-B

                                                Statement to Certificateholders
                                                June 15 2001


        DISTRIBUTION IN DOLLARS
                  ORIGINAL               PRIOR                                                                            CURRENT
                   FACE                 PRINCIPAL                                                   REALIZED   DEFERRED   PRINCIPAL
   CLASS          VALUE               BALANCE            PRINCIPAL      INTEREST      TOTAL           LOSES   INTEREST    BALANCE
A                 1,478,422,107.71     17,688,794.77    17,688,794.77    97,435.78   17,786,230.55   0.00       0.00        0.00
B                    45,725,000.00        547,083.34       547,083.34     3,081.90      550,165.24   0.00       0.00        0.00
TOTALS            1,524,147,107.71     18,235,878.11    18,235,878.11   100,517.68   18,336,395.79   0.00       0.00        0.00



    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                                PASS-THROUGH RATES
                 PRIOR                                                                    CURRENT                           CURRENT
                  PRINCIPAL                                                                PRINCIPAL           CLASS      PASS THRU
 CLASS           FACTOR              PRINCIPAL           INTEREST         TOTAL            FACTOR                           RATE
A                    11.96464439       11.96464439        0.06590525      12.03054964       0.00000000           A       6.610000 %
B                    11.96464385       11.96464385        0.06740077      12.03204461       0.00000000           B       6.760000 %
TOTALS               11.96464437       11.96464437        0.06595012      12.03059449       0.00000000




IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Maria  Inoa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3676
Fax: (212) 946-8552
Email: maria.inoa@chase.com

                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                                            June 15 2001
                                                STATEMENT TO CERTIFICATEHOLDERS



                                                                            Due Period                      57
                                                                            Due Period Beg Date       05/01/01
                                                                            Due Period End Date       05/31/01
                                                                            Determination Date        06/08/01

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                        Class A Interest                                                  0.00
                                        Class B Interest                                                  0.00
                                        Class A Principal                                                 0.00
                                        Class B Principal                                                 0.00
                                        TOTAL                                                             0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                                        By Seller                                                         0.00
                                        By Servicer                                                  27,163.07
                                        TOTAL                                                        27,163.07



                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                         Page 3
Chase Manhattan Auto Grantor Trust 1996-B

                                                                   June 15 2001


Section 5.8(xi)  Advance Summary for Collection Period
                                        Unreimbursed Advances for Previous Period                 3,863,336.79
                                        Unreimbursed Advances for Period                          3,859,476.66
                                        Change From Previous Periods                                 -3,860.13

                                        Reimbursed advance from collections                          27,793.15
                                        Reimbursed advance from liquidation proceeds                  2,318.46
                                        Reimbursed advance from reserve account withdrawals               0.00
